EXHIBIT 99.1

This Statement on Form 4 is filed jointly by the Reporting Persons listed below. The principal business address of each of these Reporting Persons can be found on the Form 4 filed herewith.

Name of Designated Filer: SOURCE ENERGY PERMIAN II, LLC

Date of Event Requiring Statement: August 19, 2025

Issuer Name and Ticker or Trading Symbol: Sitio Royalties Corp. [STR]

SOURCE ENERGY PERMIAN II, LLC

By:	/s/ Luke Allen
Name:	Luke Allen
Title:	Chief Executive Officer

SIERRA ENERGY ROYALTIES, LLC

By:	/s/ Luke Allen
Name:	Luke Allen
Title:	Chief Executive Officer

SOURCE ENERGY PARTNERS, LLC

By:	Oaktree Fund GP I, L.P.
Its:	Managing Member

By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Senior Vice President

OCM FIE, LLC

By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Managing Director

OAKTREE CAPITAL MANAGEMENT LP

By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Managing Director

OAKTREE CAPITAL HOLDING, LLC

By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Managing Director

OAKTREE CAPITAL GROUP HOLDINGS GP, LLC

By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Managing Director